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                                                                      EXHIBIT 11

                    THE COASTAL CORPORATION AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
    (Millions of Dollars, Except Per Share Amounts, and Thousands of Shares)
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                                                                       Year Ended December 31,
                                                                     ---------------------------
                                                                       1993      1992     1991
                                                                     --------  --------  -------

COMMON STOCK AND EQUIVALENTS:
- -----------------------------

Net earnings (loss) applicable to common stock and common
 stock equivalents................................................. $  104.5  $ (127.3) $    8.2
                                                                    ========  ========  ========

Average number of common shares outstanding........................  103,762   103,385   103,198
Class A common shares..............................................      435       442       477
Common share equivalent:
 $1.19 Cumulative Convertible Preferred, Series A*.................      241         -       259
Dilutive effect of outstanding stock options after application of
 treasury stock method*............................................      306         -       717
                                                                    --------  --------  --------
Average common and common equivalent shares........................  104,744   103,827   104,651
                                                                    ========  ========  ========

Net earnings (loss) per average common and common equivalent shares outstanding:
 Earnings (loss) before extraordinary item......................... $   1.02  $  (1.23) $    .08
 Extraordinary item................................................     (.02)        -         -
                                                                    --------  --------  --------
 Net earnings (loss)............................................... $   1.00  $  (1.23) $    .08
                                                                    ========  ========  ========

ASSUMING FULL DILUTION:
- -----------------------

Net earnings (loss) applicable to common stock and common
 stock equivalents................................................. $  104.5  $ (127.3) $    8.2
Dividends applicable to dilutive preferred stock:
 Series B..........................................................       .2         -         -
 Series C..........................................................       .2         -         -
                                                                    --------  --------  --------
Adjusted net earnings (loss) assuming full dilution................ $  104.9  $ (127.3) $    8.2
                                                                    ========  ========  ========

Average number of common shares outstanding........................  103,762   103,385   103,198
Class A common shares..............................................      435       442       477
Common share equivalents:
 Series A Preferred Stock*.........................................      241         -       259
Equivalent common shares from:
 Series B and C Preferred Stock*...................................      590         -         -
Dilutive effect of outstanding stock options after application of
 treasury stock method*............................................      326         -       734
                                                                    --------  --------  --------
Fully diluted shares...............................................  105,354   103,827   104,668
                                                                    ========  ========  ========

Fully diluted earnings (loss) per share**:
 Earnings (loss) before extraordinary item......................... $   1.02  $  (1.23) $    .08
 Extraordinary item................................................     (.02)        -         -
                                                                    --------  --------  --------
 Net earnings (loss)............................................... $   1.00  $  (1.23) $    .08
                                                                    ========  ========  ========
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*   Convertible securities and options are not considered in the calculations if the effect of the conversion is anti-dilutive.
**  Reporting not required by generally accepted accounting principles because of small variance from earnings on average common and common equivalent shares.